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                                                                     Exhibit 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   AMERICAN EAGLE OUTFITTERS, INC., AS AMENDED

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         The above corporation, American Eagle Outfitters, Inc. (the
"Corporation"), existing pursuant to the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST. The name of the Corporation is: American Eagle Outfitters, Inc.

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) shares, consisting of 125,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

         (b) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters presented for vote of the stockholders. Subject to the provisions of the General Corporation Law of the State of Delaware, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation, or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock then outstanding have been paid or declared set apart for payment, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders ratably and proportioned to the number of shares held by them.

         (c) The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine: (i) the designation of such series and the number of shares which shall constitute such series of such shares; (ii) the rate of dividend, if any, payable on the shares of such series; (iii) whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate; (iv) whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed; (v) the amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; (vi) the sinking fund provisions, if any, for the redemption of the shares of such series; (vii) the voting rights, if any, of the shares of such series; (viii) the terms and conditions, if any on which shares of such series may be converted into shares of the Common Stock of the Corporation or any other class or series; (ix) whether the shares of such series are to be preferred over shares of Common Stock of the Corporation or any other class or series as to dividends, or upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, or otherwise; and (x)
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any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

         Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         FIFTH. In addition to all of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

         SIXTH. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         SEVENTH. (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article Seventh.

         (b) Expenses incurred by a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

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         (c) The indemnification and advancement of expenses provided by this
Article shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefits of the heirs, executors and administrators of such a person.

         (d) For the purposes of this Article Seventh, references to "the Corporation" include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Seventh with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (e) Neither the Corporation nor its directors or officers nor any person acting on its behalf shall be liable to any person for any determination as to the existence or absence of conduct that would provide a basis for making or refusing to make any payment under this Article Seventh, in reliance upon the advice of counsel.

         (f) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (g) Neither the amendment nor repeal of this Article Seventh, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Seventh in respect of any matter occurring, or any cause of action, suit or claim that would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         EIGHTH. The Corporation shall have perpetual existence.

         NINTH. Amendments.

         (a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders, directors and others are granted subject to this reservation and subject to paragraph (b) below.

         (b) The provisions set forth in this Article NINTH and in Articles TENTH and ELEVENTH of this Amended and Restated Certificate of Incorporation may not be altered, amended or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless such action is approved by the affirmative vote of the holders of at least eighty (80%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on

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such matter at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least three-fourths (75%) of the entire Board of Directors, recommends approval of such amendment to this Amended and Restated Certificate of Incorporation to the stockholders, such approval may be effected by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on such matter at a meeting of stockholders called for that purpose.

         TENTH. Board of Directors.

         (a) Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than three (3) and the maximum number of directors shall be fixed at no more than fifteen (15). The directors shall be divided into three classes, Class I, Class II, and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors and remaining directors shall be included within each such class or classes as the Board of Directors shall designate. Class I directors shall hold office initially for a term expiring at the 1999 annual meeting of stockholders; Class II directors shall hold office initially for a term expiring at the 2000 annual meeting of stockholders; and Class III directors shall hold office initially for a term expiring at the 2001 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office, subject to any removal, death, resignation, or retirement, until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         (b) Stockholder Nomination of Director Candidates. Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the Corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the Corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. A director, including any director chosen to fill a newly created directorship or any vacancy, shall hold office until the next annual meeting following his election or appointment to the Board of Directors for the class of director to which he is appointed, as applicable, and until such director's successor shall have been elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director.

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         (d) Removal. Notwithstanding any other provision of this Amended and
Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire board of directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least three-fourths (75%) of the entire Board of Directors, recommends removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on the election of directors at a meeting of stockholders called for that purpose.

         (e) Directors Elected by Holders of Preferred Stock. Notwithstanding the classification provisions set forth in paragraph (a) above, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal, and other features of such directorships shall be governed by the terms of Article FOURTH and the resolution or resolutions establishing such class or series adopted pursuant thereto and such directors so elected shall not be divided into classes pursuant to this Article TENTH unless expressly provided by such terms.

         (f) Committees. Wherever the term "Board of Directors" is used in this Amended and Restated Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Amended and Restated Certificate of Incorporation.

         ELEVENTH. Stockholder Action. Any action required or permitted to be taken by any stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders, unless such consent is the unanimous consent of all stockholders. Except as may be otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

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